EXHIBIT 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Amendment No. 1 to

Market Access Services Agreement

This Amendment No. 1 (this “Amendment”) to the Agreement (defined below) is entered into by and between Sunovion Pharmaceuticals Inc., a Delaware corporation, having a principle place of business at 84 Waterford Drive, Marlborough, MA 01752 (“Sunovion”) and Urovant Sciences GmbH, a Swiss corporation, having a principle place of business at Viaduktstrasse 8, 4051 Basel, Switzerland (“Urovant”).  Sunovion and Urovant may individually be referred to as a “Party” and collectively as the “Parties”. This Amendment is effective as of December 21, 2020 (the “Amendment Effective Date”). Capitalized terms used in this Amendment that are not defined in this Amendment shall have the meaning set forth in the Agreement.

Recitals

A. Urovant and Sunovion are parties to a Market Access Services Agreement, dated June 17, 2020 (the “Agreement”);

B. Pursuant to the Agreement, among other things, Urovant engaged Sunovion to perform market access services for certain pharmaceutical products; and

C. The Parties now wish to amend the Agreement in certain respects.

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, it is understood and agreed upon by and between the Parties as follows:

1.	The following defined terms shall be added to Article 1 of the Agreement:
a.

““State Transparency Reporting Services” means the Sunovion activities related to provision of certain support with regard to Urovant’s compliance with the State Transparency Reporting Laws, as further described on Exhibit K.”

b.

““State Transparency Reporting Laws” means (a) with respect to California, Cal. Health & Safety Code Div. 107 Part 2. Ch. 9 § 127677, § 127679, and § 127681; (b) with respect to Colorado, Col. Rev. Stat. § 12-42.5-308 and § 12-280-308; (c) with respect to Connecticut, Conn. Gen. Stat. § 19a-754b and § 38a-479ppp; (d) with respect to Louisiana, LA. R. S. § 2255.11; (e) with respect to Maine, 22 MRSA § 8703; (f) with respect to Maryland, MD. Health-General Code § 21-2C-08 and 21-2C-09; (g) with respect to New Mexico, NM Stat § 27-2E-1; (h) with respect to Nevada, Nev. Rev. Stat. § 439B.635, 439B.640, and 439B.645, (i) with respect to Oregon, House Bill

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4005, (j) with respect to Texas, Tex. Health & Safety Code § 441.0002, (k) with respect to Vermont, 18 V.S.A. § 4635, and (l) with respect to Washington, House Bill 1224; and (m) any New Reporting Laws added pursuant to Section 1.4”

2.	Section 1.51 of the Agreement is hereby deleted in its entirety and replaced as follows:

““Monthly Flat Service Charge” means, subject to Section 8.2.2, (i) (a) [* * *] per calendar month through October 31, 2020, and (b) [* * *] per calendar month from November 1, 2020 through the end of the first year of the Term, (ii) [* * *] for the second year of the Term, and (iii) an adjusted amount for each year after the second year of the Term consistent with Section 8.2.2; provided that, (i) if a contract year begins after the first day of a calendar month, such amount shall be multiplied by a fraction where the numerator is the number of days in such calendar month that are on or after first day of the contract year and the denominator is the number of days in such calendar month, and (ii) if a contract year ends before the last day of a calendar month, such amount shall be multiplied by a fraction where the numerator is the number of days in such calendar month that are on or before the last day of the contract year and the denominator is the number of days in such calendar month.”

3.	Section 1.55 of the Agreement is hereby deleted in its entirety and replaced as follows:

““Pass-Through Expenses” means written and documented (a) Payor Fees, (b) DS Fees, (c) GPO/IDN Fees, (d) reasonable out-of-pocket costs and expenses incurred by or on behalf of Sunovion in connection with the 3PL Services, (e) reasonable costs and expenses owed to a third-party recall vendor that arise in connection with the Regulatory Services, (f) reasonable travel expenses that are incurred by Sunovion, its Affiliates or a third-party service provider in connection with the performance of the Services that are incurred in accordance with a travel policy to be mutually agreed upon in writing by the Parties, (g) software license fees, costs and expenses reasonably incurred by Sunovion or its Affiliates in connection with modification of the information technology systems reasonably necessary for Sunovion to perform the Services and that have been pre-approved by Urovant in writing, and (h) any additional out-of-pocket costs and expenses incurred by Sunovion in connection with the Services as mutually agreed by the Parties in writing; provided that any costs set forth in clauses (a) through (f) above shall be deemed to be approved by Urovant.”

4.

The Parties agree that certain modifications to the terms of the Agreement are necessary to cover the period of time beginning on the Amendment Effective Date and continuing until the Transition Date (such period to be referred to hereafter as the “Interim Period”).  The “Transition Date” shall mean the earlier of: (i) the date that Urovant represents and warrants

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to Sunovion that it has obtained all regulatory approvals and licenses required to sell and distribute Products in the Territory under the terms of the Agreement; and (ii) two hundred seventy (270) days following the completion of FDA’s review of the NDA for the first Product to be approved by FDA.  Effective on the Transition Date, the terms set forth in Sections 3 and 4 below shall no longer apply, except that any representations, warranties, indemnification obligations and payment liability for services performed during the Interim Period shall continue in full force and effect.

5.	During the Interim Period, the following modifications to the Agreement shall apply:
a.

Title to Products by Sunovion.  Urovant shall provide reasonable advanced written notice to Sunovion in the event that Urovant does not hold the necessary licenses, permits and authorizations in a jurisdiction (each, a “Pending Jurisdiction”) to commercialize Product in the Pending Jurisdiction.  Solely to the extent that Product is required to be shipped by Sunovion’s 3PL Provider to a Wholesaler, GPO or IDN in such Pending Jurisdiction, then, upon the commencement of such shipment by Sunovion’s 3PL Provider to such Pending Jurisdiction, Sunovion shall take title to such Product until the time that such Wholesaler, GPO or IDN takes title to such Products pursuant to the applicable Wholesaler Contract or GPO/IDN Contract.

b.

Shipping Terms and Transfer of Title.  Notwithstanding Section 5.a., risk of loss and property insurance for Products while static or in transit shall remain with Urovant until the applicable Wholesaler, GPO or IDN takes title to such Products pursuant to the applicable Wholesaler Contract or GPO/IDN Contract.

c.

Licenses.  During the Interim Period, Sunovion will obtain (and agrees to continue to maintain) all necessary licenses, permits, certificates, and governmental approvals and registrations, to distribute Products under the Agreement, as amended by this Amendment.

6.	A new Section 4.8 (State Transparency Reporting Support Services) shall be added to the Agreement as follows:

“State Transparency Reporting Services.  Sunovion shall provide the State Transparency Reporting Services.”

7.	Section 5.2.3 of the Agreement is hereby deleted in its entirety and replaced as follows:

“In connection with the 3PL Services, Urovant shall, subject to Section 5.1, (a) cause Product to be consigned to Sunovion upon receipt by a 3PL Provider; (b) use Commercially Reasonable Efforts to enter into a quality agreement with each 3PL Provider and Sunovion prior to consignment of any Product to Sunovion; (c) provide to Sunovion evidence of a property certificate evidencing its cargo and/or transit insurance and static inventory insurance relevant to the applicable logistics line(s); and (d) refrain from actions which would cause Sunovion to be in material breach of any

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covenant, representation, or warranty contained in any agreement by and between Sunovion and a 3PL Provider to which a Product has been consigned, provided that a copy of such agreement, or a copy or summary of the applicable provisions in such agreement, has been provided in writing to Urovant in advance for review.”

8.	A new Section 5.8 (State Transparency Reporting Support Services) shall be added to the Agreement as follows:

“State Transparency Reporting Services.  Urovant hereby acknowledges and agrees that certain State Transparency Reporting Laws require reporting of information to applicable states that is related to activities with respect to which Sunovion may not have knowledge.  Accordingly, (a) each Party shall notify the other Party in writing about the existence of any new or additional laws, statutes, rules or regulations that may be similar or substantially comparable to the State Transparency Reporting Laws in the same states or other states (“New Reporting Laws”), and (b) within a reasonable time period of such notice, Urovant shall notify Sunovion in writing if any such New Reporting Laws should be added to the State Transparency Reporting Laws, in which case, upon Sunovion’s agreement (which may be conditioned on an increase Monthly Flat Service Charge, if applicable), the State Transparency Reporting Laws shall be automatically amended to include such New Reporting Law(s).  Urovant shall be solely responsible for (x) approving reports or data that are prepared by Sunovion and that are required to be submitted or transmitted to applicable states or Third Parties in accordance with the State Transparency Reporting Laws, and (y) certifying such reports and data, if applicable.  Sunovion shall be solely responsible for submitting or transmitting reports or data that are required to be submitted or transmitted to applicable states or Third Parties in accordance with the State Transparency Reporting Laws and that have been approved in writing by Urovant.  Such reports and data are deemed to be the Confidential Information of Urovant.”

9.	Section 12.2 (Indemnification by Urovant) of the Agreement is hereby deleted in its entirety and replaced as follows:

“Indemnification by Urovant. Urovant agrees to indemnify, defend and hold Sunovion, its Affiliates, and its and their respective officers, directors, employees, permitted subcontractors and permitted agents (collectively, the “Sunovion Indemnitees”) harmless from and against any and all Losses resulting from any Claims by a Third Party to the extent such Claim results from, arises from or out of, relates to, is in the nature of, or is caused by: (i) death of, or bodily injury to, any person on account of the use of any Product, (ii) disputes that arise between Urovant and a Market Access Customer, Government Entity, or a GPO or IDN that is not a Sunovion GPO

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or Sunovion IDN that relate to a Urovant Market Access Contract, Urovant Government Contract, or a Urovant GPO/IDN Contract, respectively, (iii) disputes that arise between Sunovion or Urovant and a Wholesaler, Sunovion GPO, or Sunovion IDN that relate directly to the use of any Product; provided that if such dispute does not solely relate to the use of any Product, then the Parties shall negotiate in good faith an appropriate allocation of responsibility under the circumstances; (iv) any recall, quarantine, warning or withdrawal of any Product, (v) government pricing calculations performed by Sunovion on behalf of Urovant in connection with the GPR Services; provided that such calculations were performed by Sunovion in accordance with Sunovion’s government price calculation methodologies approved by Urovant pursuant to Section 5.5, (vi) any report that is approved in writing by Urovant prior to submission or transmission by Sunovion as part of the State Transparency Reporting Services; and that is submitted or transmitted (or any report not submitted or transmitted or not properly submitted or transmitted) by or on behalf of Urovant to an applicable state or Third Party pursuant to the State Transparency Reporting Laws, (vii) a breach of any representation, warranty or covenant of Urovant set forth in this Agreement, and (viii) the negligence, gross negligence or willful misconduct of Urovant in connection with this Agreement; except, in each case, to the extent that such Losses (or part thereof) results from a Claim that is an indemnifiable event pursuant to Section 12.1, in which case Sunovion shall indemnify the Urovant Indemnitees for such Losses (or part thereof) in accordance with Section 12.1.”

10.	Section 12.4.3 of the Agreement is hereby deleted in its entirety and replaced as follows:

“NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, (A) SUNOVION SHALL HAVE NO LIABILITY FOR THIRD PARTY CLAIMS SOLELY ARISING OUT OF (I) GOVERNMENT PRICING CALCULATIONS PERFORMED BY SUNOVION ON BEHALF OF UROVANT UNDER THIS AGREEMENT; PROVIDED THAT SUCH CALCULATIONS WERE PERFORMED BY SUNOVION IN ACCORDANCE WITH SUNOVION’S GOVERNMENT PRICE CALCULATION METHODOLOGIES APPROVED BY UROVANT PURSUANT TO SECTION 5.5, OR (II) ANY REPORT THAT IS APPROVED BY UROVANT PRIOR TO SUBMISSION OR TRANSMISSION BY SUNOVION AS PART OF THE STATE TRANSPARENCY REPORTING SERVICES (OR ANY REPORT NOT SUBMITTED OR TRANSMITTED OR NOT PROPERLY SUBMITTED OR TRANSMITTED) BY OR ON BEHALF OF UROVANT TO AN APPLICABLE STATE OR THIRD PARTY PURSUANT TO THE STATE TRANSPARENCY REPORTING LAWS (EXCEPT FOR ANY

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NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THE AGREEMENT BY SUNOVION RELATED TO SUCH REPORT) , AND (B) TO THE EXTENT ANY PRODUCTS ARE LOST OR DAMAGED WHILE IN THE CUSTODY OF A 3PL PROVIDER, UROVANT HEREBY AGREES TO THE LOSS AND DAMAGE LIMITATIONS SET FORTH IN THE APPLICABLE CONTRACT BETWEEN SUNOVION AND SUCH 3PL PROVIDER AND SUNOVION SHALL HAVE NO LIABILITY WITH RESPECT THERETO OTHER THAN TO USE COMMERCIALLY REASONABLE EFFORTS TO ENFORCE SUCH CONTRACT.”

11.	The following shall be added to the Agreement as a new Section 12.4.4:
12.

“12.4.4IN NO EVENT SHALL SUNOVION BE OBLIGATED TO INDEMNIFY ANY UROVANT INDEMNITEE FOR ANY CLAIMS BY A THIRD PARTY TO THE EXTENT SUCH CLAIM RESULTS FROM, ARISES FROM OR OUT OF, RELATES TO, IS IN THE NATURE OF, OR IS CAUSED BY ANY USE OF THE PRODUCT, INCLUDING, BUT NOT LIMITED TO, DEATH OF, OR BODILY INJURY TO, AND/OR EMOTIONAL DAMAGE TO, ANY PERSON ON ACCOUNT OF THE USE OF THE PRODUCT, INCLUDING BUT NOT LIMITED TO CLAIMS OF NEGLIGENCE, CLAIMS OF DESIGN DEFECT, WARNING DEFECT, OR MANUFACTURING DEFECT, CLAIMS OF IMPLIED WARRANTY OR EXPRESS WARRANTY, OR ANY OTHER THEORY OR COMBINATION OF THEORIES.”

13.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Attachment 1 of this Amendment.
14.	Exhibit K of the Agreement is hereby added to the Agreement as set forth in Attachment 2 of this Amendment.
15.	Miscellaneous.
a.

Entire Agreement.  This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the specific subject matter of the Agreement and supersedes all other prior negotiations, discussions, agreements or understandings, whether written or oral, with respect to the subject matter of the Agreement.  In the event of a conflict between this Amendment and the Agreement, this Amendment shall prevail.

b.	Effect of Amendment. From and after the Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended by this Amendment.

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c.	Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in duplicate by their duly authorized representatives, effective as of the Amendment Effective Date.

Sunovion Pharmaceuticals Inc.		Urovant Sciences GmbH

By:	/s/ Thomas Gibbs	By:	/s/ Sascha Bucher
Name:	Thomas E. Gibbs	Name:	Sascha Bucher
Title:	SVP, Chief Commercial Officer	Title:	Director

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[Signature Page to Amendment No. 1 to the Market Access Services Agreement]

Attachment 1

EXHIBIT A

3PL SERVICES

To the extent that Sunovion is able to add a Product to the 3PL Contract(s), 3PL Services shall include the following obligations:

1.

Freight Activities from Contract Packaging Organization(s) (CPO) to 3PL Provider(s):  Sunovion shall be responsible for the coordination and management of shipments of Product at times, modes, and conditions as determined by Urovant.  Sunovion, as a function of transportation management, will incur transportation costs from transport service provider(s).  On an agreed frequency, Sunovion will invoice Urovant for all transport costs and expenses on a pass through basis.  Urovant will retain all liabilities of Product ownership including loss or damage in transit.  Where transport timing permits, Urovant and Sunovion Product may be co-loaded on same conveyance.  Where applicable, Urovant will be responsible for any temperature tracking devices, GPS tracking devices, and/or security seals.

2.	Communication Activities. Upon request by a 3PL Provider, Sunovion shall facilitate communication between Urovant and such 3PL Provider to which Products have been consigned.
3.

Additional 3PL Service Activities. Sunovion shall perform any other services (which may result in additional fees being added to this Agreement, subject to customary, good faith negotiation) that are agreed upon in writing by the Parties from time to time.

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Attachment 2

EXHIBIT K

STATE TRANSPARENCY REPORTING SERVICES

1.

Sunovion shall, solely with respect to Products, provide reasonable support to Urovant to enable Urovant to comply with its obligation under the State Transparency Reporting Laws, which shall include, (a) supporting Urovant in its registration with each applicable state, (b) consulting with Urovant to assist Urovant in its fulfillment of its obligations under the State Transparency Reporting Laws, (c) preparing and/or reviewing reports or data required to be submitted or transmitted to applicable states or Third Parties in accordance with the State Transparency Reporting Laws, (d) submitting or transmitting reports or data that are required to be submitted or transmitted to applicable states or Third Parties in accordance with the State Transparency Reporting Laws and that have been approved in writing by Urovant, and (e) identifying new or additional laws, statutes, rules or regulations that may be similar or substantially comparable to the State Transparency Reporting Laws in the same states or other states.

2.

Any other services (including the addition of New Reporting Laws) (which may result in additional fees being added to this Agreement, subject to customary, good faith negotiation) that are agreed upon in writing by the Parties from time to time.

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